UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2025

Lumentum Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Ridder Park Drive, San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5483

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	LITE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02 Results of Operations and Financial Condition.

On February 3, 2025, Lumentum Holdings Inc. (the “Company”) issued a press release that included preliminary unaudited financial information for the quarter December 28, 2024. A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

The information under this Item 2.02, including the financial information for the quarter ended December 28, 2024 in the press release attached hereto as Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2025, the Company announced that the Company’s board of directors (the “Board”) had appointed Michael Hurlston as President and Chief Executive Officer of the Company, effective as of 12:00 a.m. Pacific Time on February 7, 2025. Mr. Hurlston will succeed Alan Lowe, the Company’s President and Chief Executive Officer, who is stepping down as President and CEO effective as of immediately prior to 12:00 a.m. Pacific Time on February 7, 2025. Mr. Lowe will remain on the Board until the end of the Company’s fiscal year 2025 and will serve as an advisor to the Company until December 15, 2025. Mr. Hurlston has also been appointed to the Board effective as of 12:00 a.m. Pacific Time on February 7, 2025.

Mr. Hurlston 58, served as the President and Chief Executive Officer and a member of the board of directors of Synaptics, Inc., a global leader in IoT semiconductor solutions and human interface solutions combining IoT and AI, from August 2019 until February 2025. Prior to joining Synaptics, Mr. Hurlston served as the Chief Executive Officer and a member of the board of directors of Finisar Corporation from January 2018 to August 2019. Prior to joining Finisar, he served as Senior Vice President and General Manager of the Mobile Connectivity Products/Wireless Communications and Connectivity Division and held senior leadership positions in sales, marketing and general management at Broadcom Limited and its predecessor corporation from November 2001 through October 2017. Prior to joining Broadcom in 2001, Mr. Hurlston held senior marketing and engineering positions at Oren Semiconductor, Inc., Avasem, Integrated Circuit Systems, Micro Power Systems, Exar and IC Works from 1991 until 2001.

Mr. Hurlston is a member of the board of directors of Flextronics International, Ltd., a multi-national manufacturing company, and Astera Labs, a semiconductor solutions company for cloud and AI infrastructure. Mr. Hurlston serves on the Board of Executive Trustees of the UC Davis Foundation and on the Dean’s Executive Committee for the College of Engineering and the Dean’s Advisory Counsel for the Graduate School of Management at the University of California, Davis. Mr. Hurlston holds a Bachelor of Science and a Master of Science degree in Electrical Engineering and a Master’s degree in Business Administration from the University of California, Davis.

Mr. Hurlston was selected for the Board in connection with his appointment as President and Chief Executive Officer of the Company.

Hurlston Offer Letter

The Company has entered into an offer of employment with Mr. Hurlston dated January 28, 2025 (the “Offer Letter”). Pursuant to the Offer Letter, the Company will pay Mr. Hurlston an annual base salary of $900,000, and an annual bonus with a target opportunity of 130% of his base salary for each fiscal year that he is employed with the Company, based on achievement of performance goals set by the Board in their sole discretion, provided that his annual bonus for the Company’s 2025 fiscal year will be prorated based on the number of days he is employed during the fiscal year.

Mr. Hurlston will receive a cash signing bonus of $2,000,000. If prior to the second anniversary of the Effective Date, Mr. Hurlston voluntarily terminates his employment for any reason or no reason, or his employment is terminated by the Company for “Cause,” he will be required to repay up to 50% of the gross amount of the signing bonus, pro rated based upon the number of days in the two year period following the termination date. Beginning in fiscal year 2026, Mr. Hurlston will be eligible for annual long term incentive awards with a target opportunity of $10,000,000.

In addition, effective as of his start date, as an inducement material to him entering into employment with the Company, Mr. Hurlston will be granted equity awards as follows (i) restricted stock units (“RSUs”) with a grant date value of $9,000,000 that will vest as to 1/3 of the award on the one year anniversary of the grant date and as to the remaining 2/3 of the award in substantially equal quarterly installments over the subsequent eight calendar quarters, subject to Mr. Hurlston remaining employed with the Company through the relevant vesting date (the “Initial Time Based RSUs”), (ii) time and performance based RSUs (“PSUs”) on the same terms as the grants made to the Company’s executive officers for the fiscal year 2025 to 2027 performance period, with a grant date value of $2.000,000, with approximately 50% of the value allocated to PSUs and 50% allocated to time based RSUs that will vest beginning on the one year anniversary of the grant date and quarterly thereafter, provided that all unvested shares will vest at the same time as the date on which the time-based RSUs granted to the management team under the same fiscal year 2025 to 2027 program vest, and (iii) PSUs (“rTSR PSUs”) with a value of $14,000,000 that vest based on the Company’s total shareholder return (“TSR”) performance as compared to the S&P 500 Information Technology (Sector) Index (the “Index”) over the four year period beginning on the first trading day following the grant. The number of shares subject to each of these equity awards will be calculated by dividing the dollar value by the average of the volume weighted average trading price of the Company’s common stock during the 60 days preceding the grant date. The sign on bonus as well as the Initial Time Based RSUs and the rTSR PSUs were intended to compensate Mr. Hurlston for compensation foregone at his prior employer and to motivate strong performance.

The rTSR PSUs will be eligible to vest over a four year period beginning on the date of grant, based on the Company’s TSR performance compared to the TSR of the Index, taking into account the value of the shares or the Index as of a given date by the average closing price over the 90 consecutive trading days ending on the last trading day prior to such date, with payments established based on achievement as set forth below. This four-year measurement period was designed to reward Mr. Hurlston only if the Company achieved sustained growth in the Company’s stock price.

Achievement	Achievement Level	Payout Multiple *
Threshold	+5% to S&P 500 Information Technology (Sector) Index (the “Index”)	50%
Target	+25% to the Index	100%
Maximum	+40% or greater to the Index	200	% **

*

On achievement below the Threshold level, no portion of the award will be earned and available for vesting. On achievement between two “bands” in the second column of the table, the payout multiple will be calculated by linear interpolation between the two achievement bands and the two associated payout multiples.

**	The Company’s absolute TSR for the performance period must be positive in order for the payout multiple to exceed 100%.

Upon a Change in Control (as defined in the Severance Plan (as defined below)) during the performance period for these rTSR PSUs the number of rTSR PSUs, if any, that are eligible to vest will be determined based on a shortened performance period ending on a date that is proximate but prior to the expected closing date of such Change in Control as designated by the Committee, and the ending value of the Company’s shares shall be determined based on the value of such shares in the Change in Control. In the event that Mr. Hurlston’s employment is terminated by the Company prior to the vesting date for these rTSR PSUs but following the occurrence of a Change in Control, either due to Mr. Hurlston’s death or by the Company without Cause or due to his Disability, then the rTSR PSUs that were earned and available for vesting upon the closing pursuant to the paragraph above, if any, will vest as to a prorated amount based on the days of service in the performance period up to and including the date of termination.

In the event that Mr. Hurlston’s employment is terminated by the Company prior to the vesting date for this rTSR PSU in the absence of a Change in Control, either due to Mr. Hurlston’s death or by the Company without Cause or due to Mr. Hurlston’s Disability, then the number of RSUs, if any, that are earned and available for vesting will be determined based on a shortened performance period ending on the date of such termination, and any such earned RSUs will vest as to a prorated amount based on Executive’s days of service in the performance period up to and including the date of termination.

The Offer Letter also provides that Mr. Hurlston will be eligible to participate in the Company’s Amended and Restated Change in Control and Severance Benefits Plan (the “Severance Plan”), a copy of which has been filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K (File No. 001-36861), filed with the Securities and Exchange Commission (the “SEC”) on August 21, 2024, subject to the enhancements provided in the Offer Letter. Specifically, these enhancements provide that, in the event of a termination of Mr. Hurlston’s employment outside the Coverage Period (as defined in the Severance Plan) for a Change in Control by the Company without Cause (as defined in the Severance Plan) or by Mr. Hurlston for Good Reason (as described below), Mr. Hurlston will be entitled to receive (i) severance payments equal to 200% of his annual base salary and 200% of his target annual bonus, (ii) accelerated vesting of 100% of the Initial Time-Based RSU, and (iii) accelerated vesting of the other time-based equity awards that would have vested over the 12-month period following the termination date and (iv) payment or reimbursement of COBRA benefits for up to 18 months. The Offer Letter also provides that the definition of “Good Reason” will have the meaning set forth in the Severance Plan, but will also include the failure of a successor entity to provide the enhanced severance provisions provided for in the Offer Letter as they exist at the time of succession.

There are no other arrangements or understandings between Mr. Hurlston and any other persons pursuant to which Mr. Hurlston was appointed as President and Chief Executive Officer. There are no family relationships between Mr. Hurlston and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Offer Letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Lowe Transition Agreements

The Company entered into a transition agreement and release with Mr. Lowe dated February 2, 2025 (the “Transition Agreement”) in connection with the Company and Mr. Lowe’s determination that a leadership transition will be made in the President and CEO position. Pursuant to the Transition Agreement, effective as of immediately prior to 12:00 a.m. on February 7, 2025, Mr. Lowe will resign all positions with the Company and its subsidiaries except for his position as a member of the board of directors. Mr. Lowe will remain a full-time non-executive employee through February 20, 2025 (the “Separation Date”), and then transition to a role as a part-time employee advisor to the Company until December 15, 2025 (the “End Date”), subject to his earlier resignation or termination (such period, the “Transition Period”). Upon the Separation Date, Mr. Lowe will receive a lump sum cash severance payment equal to $3,200,000 representing 200% of his base annual salary and 100% of his target annual bonus. In addition, all outstanding and unvested time based RSUs, will immediately vest as to the number of units that would vest under such RSU based on Mr. Lowe’s continuous active service to the Company for the twelve (12) month period immediately following the Separation Date, and all PSUs granted to Mr. Lowe for the fiscal 2023 to fiscal 2025 performance period will immediately vest at target levels. Mr. Lowe will also continue to participate in the Company’s annual incentive plan for fiscal 2025 with his target opportunity fixed based on his salary in effect prior to the transition, which will be paid out to the extent earned in August 2025, with cash paid for any attainment over target. Pursuant to the Transition Agreement, Mr. Lowe has agreed to release the Company and its affiliates from certain claims and has agreed to a non-defamation covenant, subject to certain limitations as set forth in the Transition Agreement.

During the Transition Period, Mr. Lowe will receive a salary at an annual rate of approximately $85,000 and continued vesting of RSUs and PSUs that remain outstanding and unvested following the acceleration described above. If Mr. Lowe remains in service through the end of the Transition Period or is earlier terminated by the Company without Cause (including due to disability) or due to Mr. Lowe’s death, then, subject to Mr. Lowe (or his beneficiary or estate) entering into and not revoking a Separation Agreement and Release in the form attached to the Transition Agreement (the “Separation Agreement”), all RSUs that remain outstanding and unvested as of immediately prior to the End Date will vest as to 100% of the units covered thereby and all PSUs granted for the fiscal year 2024 – fiscal year 2026 performance period and the fiscal year 2025 – fiscal year 2027 performance period will vest as if all performance goals were achieved at target, and Mr. Lowe will remain eligible to receive any amounts payable (in cash or shares) under the Company’s Annual Incentive Plan for fiscal year 2025 notwithstanding whether this termination occurs before the payment date under that plan in August 2025.

The foregoing summary of the Transition Agreement is subject to, and qualified in its entirety by, the full text of the Transition Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated January 28, 2025

10.2	Transition Agreement dated February 2, 2025

99.1	Press release entitled “Lumentum Announces Leadership Transition”, dated February 3, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENTUM HOLDINGS INC.

By:	/s/ Jae Kim
Name:	Jae Kim
Title:	Senior Vice President, General Counsel and Secretary

February 3, 2025